Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE APPLICABLE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES SKY LAWS OR AN OPINION OF COUNSEL THAT SUCH PROPOSED TRANSFER DOES NOT VIOLATE THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

US$20,000,000	April 15, 2023

FOR VALUE RECEIVED, SS INNOVATIONS INTERNATIONAL, INC., a Florida corporation having an address at 1600 S.E. 15th Street, #512, Fort Lauderdale, Florida 33324 (“Borrower”) promises to pay to SUSHRUTA PVT. LTD., a company registered under the laws of the Commonwealth of the Bahamas (“Lender”), the aggregate principal sum of up to Twenty Million and No/100 Dollars United States Dollars (US$20,000,000), or such lesser amount as may be advanced to Borrower under this convertible promissory note (this “Note”),  in lawful currency of the United States of America, together with interest (as set forth below), all on and subject to the terms and conditions set forth herein.

1. Background. Lender has agreed to extend credit to Borrower for working capital purposes on the terms and conditions set forth in this Note up to a maximum of Twenty Million United States Dollars (US$20,000,000) (the “Maximum Credit”).

2. Future Advances.

(a) Lender may make multiple advances (each, an “Advance” and collectively, the “Advances”) to Borrower under this Note up to the amount of the Maximum Credit.

(b) Borrower shall notify Lender in writing when it wishes to draw upon this Note, by not less than three (3) Business Days’ notice prior to the date of the Advance, which notice shall specify the date of the Advance and the principal amount thereof. Lender shall be under no obligation to make a particular Advance. However, if Lender elects to make a particular Advance, Lender shall advance the requested funds on the date specified in such notice. Notwithstanding the foregoing, in no event will an Advance be made if an Event of Default shall have occurred and be continuing under this Note. The ability of Borrower to request or Lender to make any Advances hereunder shall terminate on December 1, 2023, unless this Note is earlier terminated as provided for herein (in either event, the “Termination Date”).

Promissory Note

(c) Borrower shall maintain adequate books and records in order to accurately reflect compliance with the terms this Note . Lender shall have the right to inspect such books and records on demand to confirm Borrower’s compliance with this Note.

3. No Interest; Payment of Principal and Interest.

(a) This Note shall not bear interest.

(b) At any time and from time to time prior to the Termination Date, Borrower may pay all or any portion of the principal amount then outstanding under this Note. Such amounts may, subject to Lender’s discretion as provided in Section 2, may be used to fund future Advances under this Note.

(c) On the Termination Date, the principal amount then outstanding under this Note shall be immediately due and payable and no further Advances will be made under this Note,.

(d) All payments made by Borrower to Lender under this Note shall be made by wire transfer in immediately available funds to such bank account as may be designated by Lender in writing from time to time prior to the Termination Date.

4. Conversion into Shares; Mechanics of Conversion.

(a) At any time prior to the Maturity Date; Lender, at its option, may elect to convert all or any portion of the then outstanding principal balance under this Note into shares of common stock of Borrower (“Shares”) at a conversion price of $0.74 per Share, subject to adjustment as provided in Section 5 (the “Conversion Price”). Lender shall effect conversions under this Section 4(a) by delivering to Borrower a conversion notice in the form of Exhibit A attached hereto (a “Conversion Notice”) .

(b) Upon receipt of the Conversion Notice (the “Conversion Date”), Borrower shall, as soon as practicable thereafter, issue and deliver to the Holder a certificate or book entry statement evidencing the Shares registered in the Holder’s name, with such restrictive legends as are deemed necessary by Borrower. Lender shall be deemed to have become the holder of record of the Shares issued upon conversion as of the Conversion Date.

5. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 5.

(a) Recapitalizations. If Borrower, at any time while this Note is outstanding, effects a recapitalization or similar transaction with regard to its Shares, the Conversion Price and number of Shares issuable upon conversion of this Note shall be adjusted proportionately.

(b) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 5, Borrower, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to Lender a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

Promissory Note

(c) No Impairment. Borrower Company shall not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Borrower, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Lender against impairment.

6. Waivers. Borrower and every endorser, guarantor, and surety hereof hereby waives presentment, notice, protest, and impairment of collateral, and consents to all extensions, deferrals, partial payments, and refinancings hereof before or after maturity.

7. Events of Default.

(a) The outstanding principal balance of under this Note shall become and be immediately due and payable in full if one or more of the following events (“Events of Default”) shall happen and be continuing:

(i) default in the payment of any installment of the principal balance of Advances , when and as the same shall become due and payable under this Note ;

(ii) default in the due observance or performance of any covenant, condition or agreement on the part of Borrower, to be observed or performed pursuant to the terms of this Note, if such default shall continue uncured for five (5) business days after written notice, specifying such default, shall have been given to Borrower by Lender; or

(iii) filing by Borrower of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors.

(b) In case any one or more of the Events of Default specified above shall happen and be continuing, Lender may proceed to protect and enforce Lender’s rights by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note and may proceed to enforce and accelerate the payment of this Note and to enforce any other legal or equitable rights as such Lender.

(c) Any amount of the then outstanding principal balance under this Note which is not paid when due shall bear interest at the Default Rate (as hereinafter defined) from the due date thereof until the same is paid. “Default Rate” means a rate of eighteen percent (18%) per annum, or such lesser rate equal to the highest rate permitted by applicable law.

8. Waiver of Default. No waiver by Lender of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

Promissory Note

9. Notices. All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be delivered personally or by a recognized overnight courier service, to such party’s address as set forth below:

if to Borrower:	to the address set forth in the preamble to this Note
Attention: Chief Financial Officer

if to Lender:

Attention: Chief Executive Officer

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 9 shall be effective upon receipt.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, disregarding any rules relating to the choice or conflict of laws.

11. Enforceability. The unenforceability of any specific provision hereof shall not affect the validity of any other provision hereof.

12. Binding Agreement. All obligations of Borrower hereunder shall bind the successors and assigns of Borrower. All rights of Lender hereunder shall inure to the benefit of its successors and assigns.

13. Assignment. Borrower may not assign this Note without the prior written permission of Lender, which may be withheld in Lender’s sole and absolute discretion. Lender may assign this Note in its sole and absolute discretion.

14. Amendment. Any amendment to this Note or waiver of any provision hereof must be in writing and signed by both Lender and Borrower.

15. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT THE BORROWER MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

Promissory Note

IN WITNESS WHEREOF, Borrower has caused this Note to be executed effective April 15, 2023.

BORROWER:

SS INNOVATIONS INTERNATIONAL, INC.

By:	/s/ Anup Sethi
	Name:	Anup Sethi
	Title:	Group CFO

ACKNOWLEDGED AND AGREED TO
AS OF April 15, 2023:

LENDER:

SUSHRUTA PVT. LTD.

By:	/s/ Sudhir Srivastava
	Name:	Dr. Sudhir Srivastava
	Title:	CEO

Promissory Note

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert Note)

The undersigned hereby elects to convert the principal amount that certain Convertible Promissory Note to which this Conversion Notice is attached (the “Note”) into Shares (“Shares”), of SS Innovations International, Inc., a Florida corporation (the “Company”), according to the conditions thereof, as of the Conversion Date set forth below.

Conversion Date

Principal Amount of Note Converted

Conversion Price

Number of Shares to be Issued

SUSHRUTA PVT. LTD.

By:
Name:
Title: